Exhibit 99.1
PROTECTIVE INSURANCE CORPORATION BOARD OF DIRECTORS RECOMMENDS AGAINST CONTINGENT SALE AGREEMENT
Announces Exploration of Strategic Alternatives

CARMEL, Ind., June 12, 2020 – Protective Insurance Corporation (NASDAQ: PTVCA, PTVCB) (“Protective”) today announced that its Board of Directors, at the recommendation of the Special Committee of the Board, and after assessing the Stockholder Support and Contingent Sale Agreement entered into by certain prospective third party purchasers (the “Offering Parties”) and certain of Protective’s shareholders, has determined that the transactions contemplated by the Contingent Sale Agreement, including the requested waivers of the Indiana Business Combinations Act and Control Shares Acquisition statute contemplated by the Contingent Sale Agreement, and certain modified potential tender offer terms conveyed by the Offering Parties to Protective, are not in the best interests of Protective and its stakeholders. As part of this evaluation, the Board determined that it would also recommend against the potential tender offer contemplated by the Contingent Sale Agreement if it were commenced, and that if the transactions contemplated by the Contingent Sale Agreement were consummated, it expects to take the necessary actions to redeem all or certain of the Class A shares of Protective purchased by the Offering Parties pursuant to Protective’s Code of By-laws.

Protective also announced that the Special Committee of the Board is exploring, with the assistance of its independent financial and legal advisors, strategic alternatives that may be available to Protective. There can be no assurance that the Special Committee or Board will determine that a strategic alternative is in the best interest of the Company and its stakeholders, or that a transaction will be entered into or, if entered into, the timing, terms or conditions thereof. Protective does not intend to comment on or disclose further developments regarding the Special Committee’s exploration of strategic alternatives unless and until it deems further disclosure is appropriate or required.

Piper Sandler is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to the Special Committee.

About Protective

Founded in 1930, Protective Insurance Corporation serves as the publicly-traded holding company for several property-casualty insurance subsidiaries including Protective Insurance Company, Sagamore Insurance Company and Protective Specialty Insurance Company. Through its subsidiaries, Protective provides liability and workers’ compensation coverage for trucking and public transportation fleets, along with trucking industry independent contractors. Protective Insurance Corporation is based in Carmel, Indiana. For more information, visit www.protectiveinsurance.com. This reference to additional information about Protective has been provided as a convenience, and the information contained on our website is not incorporated by reference into this press release.

Investor Contact:                                   Media Contact:
John Barnett                  Steve Frankel or Joseph Sala
(317) 429-2554     Joele Frank, Wilkinson Brimmer Katcher
investors@protectiveinsurance.com                    (212) 355-4449

IMPORTANT INFORMATION FOR INVESTORS AND SHAREHOLDERS

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. No tender offer for the shares of Protective has commenced at this time. If a tender offer is commenced, Protective will file a solicitation/recommendation statement on Schedule 14D-9 with the SEC. INVESTORS AND SHAREHOLDERS OF PROTECTIVE ARE URGED TO READ THESE AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY (IF AND WHEN THEY BECOME AVAILABLE) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a free copy of these documents (when they are filed and become available) free of charge at the SEC’s website at www.sec.gov.  Protective also will provide a copy of these materials without charge on its website at www.protectiveinsurance.com.

FORWARD-LOOKING STATEMENTS

This press release contains certain statements that are “forward-looking statements” (within the meaning of the Private Securities Litigation Reform Act of 1995), including but not limited to statements regarding the Contingent Sale Agreement, the transactions contemplated thereunder, and the Board’s actions related thereto, including any redemption of shares purchased by the Offering Parties, and the Special Committee’s exploration of Protective’s strategic alternatives, and Protective may make related oral, forward-looking statements on or following the date hereof.  Investors are cautioned that such forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements, many of which are difficult to predict and generally beyond our control.  Investors are cautioned not to place undue reliance on these forward-looking statements.  Investors are also urged to carefully review and consider the various disclosures made by us, which attempt to advise interested parties of the factors that affect our business, including the “Risk Factors” set forth in our reports filed with the SEC from time to time. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof.  Factors that could contribute to these differences include, among other things: (i) general economic conditions, including continued weakness of the financial markets, prevailing interest rate levels and stock and credit market performance, which may affect or continue to affect (among other things) our ability to sell our products and to collect amounts due to us, our ability to access capital resources and the costs associated with such access to capital and the market value of our investments; (ii) our ability to obtain adequate premium rates and manage our growth strategy; (iii) increasing competition in the sale of our insurance products and services resulting from the entrance of new competitors into, or the expansion of the operations of existing competitors in, our markets and our ability to retain existing customers; (iv) other changes in the markets for our insurance products; (v) the impact of technological advances, including those specific to the transportation industry; (vi) changes in the legal or regulatory environment, which may affect the manner in which claims are adjusted or litigated, including loss and loss adjustment expense; (vii) legal or regulatory changes or actions, including those relating to the regulation of the sale, underwriting and pricing of insurance products and services and capital requirements; (viii) the impact of a downgrade in our financial strength rating; (ix) the effects of the COVID-19 pandemic and associated government actions on our operations and financial performance; (x) technology or network security disruptions or breaches; (xi) adequacy of insurance reserves; (xii) availability of reinsurance and ability of reinsurers to pay their obligations; (xiii) our ability to attract and retain qualified employees; (xiv) tax law and accounting changes; and (xv) legal actions brought against us.